Exhibit 10.15(f)

AMENDMENT TO THE
MINERALS TECHNOLOGIES INC.
SAVINGS AND INVESTMENT PLAN

WHEREAS, Minerals Technologies Inc. (the "Employer") heretofore adopted the Minerals Technologies Inc. Savings and Investment Plan, as amended and restated effective as of January 1, 2013 (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to modify the eligibility requirements and Employer matching contribution, and add a loan provision for union employees of the Dover, Ohio plant;

NOW, THEREFORE, the Plan is hereby amended, effective as of August 1, 2020, unless otherwise stated herein, as follows:

1.	Section 3.1 of the Plan shall be amended by replacing the fourth paragraph in its entirety as follows:

“Notwithstanding the foregoing and commencing as soon as administratively feasible after September 18, 2012, any Employee who is a member of who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant shall be eligible to participate in the Plan subject to the eligibility requirements of this Section 3.1. Any such Employee hired on or after August 1, 2020 shall be eligible as soon as administratively feasible following sixty (60) “days of employment” with the Employer. For this purpose, an Employee shall be credited with one (1) “day of employment” for each day in which he is credited with a least one (1) Hour of Service under Section 1.14. In the event an Employee fails to complete sixty (60) days of employment during the twelve (12)-month period commencing on his Employment Date (or reemployment date), but is employed by the Employer on the twelve (12)-month anniversary of that date, such Employee shall be deemed to have satisfied the service requirement for purposes of participating under the Plan.”

2.	Section 4.3 of the Plan shall be amended by replacing subsection (d) in its entirety as follows:

“(d) Dover Employer Matching Contributions. For each payroll period, the Employer may contribute to the Plan, on behalf of each Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant a discretionary matching contribution equal to one hundred percent (100%) of the first three percent (3%) of the Participant’s Compensation contributed as elective deferrals (within the meaning of Section 4.1) and/or Employee after-tax contributions (within the meaning of Section 4.2), plus fifty percent (50%) of the next two percent (2%) of the Participant’s Compensation contributed as elective deferrals (within the meaning of Section 4.1) and/or Employee after-tax contributions (within the meaning of Section 4.2) for the period during which elective deferrals and/or Employee after-tax contributions are made by the Participant. The Board of Directors of Minerals Technologies Inc. may also determine to increase, suspend or reduce its contributions under this Section for any Plan Year or any portion thereof, provided any such suspension or reduction does not violate Section 411(d)(6) of the Code. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).”

3.	Section 8.1(a) of the Plan is hereby amended by deleting the first paragraph in its entirety and replacing it with the following:

“(a) Permissible Amount and Procedures. Upon the application of an active Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant's vested Account balance. The Participant’s signature shall be required on a promissory note. The rate of interest on any such loan shall be equal to the “Prime Rate” (as reported in The Wall Street Journal on the date the loan is initiated) plus one percent 1%. Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant's Account. Provided, however, that only Participants who are Employees or “parties in interest” (as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974) are permitted to inititate loans. In addition, a Participant may only have one (1) outstanding loan at any time, including any defaulted loans.”

4. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on ____December 21, 2020___________________________.

MINERALS TECHNOLOGIES INC.
By: Thomas J. Meek